Exhibit 10.1
AMENDMENT TO LOAN DOCUMENTS
     THIS AMENDMENT to Loan Documents (this “Amendment”) is entered into as of December 22, 2006 (the “December 2006 Amendment Date”), by and between SILICON VALLEY BANK, a California corporation (“Bank”), and ENDOCARE, INC., a Delaware corporation (“Borrower”), whose chief executive office is located at 201 Technology Drive, Irvine, California 92618.
Recitals
     A. Borrower and Bank are parties to that certain Loan and Security Agreement, with an Effective Date of October 26, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank amend the Loan Agreement to, among other things: (i) modify the Borrowing Base, as set forth in Section 2.1 below; (ii) modify Phase I and Phase II, as set forth in Section 2.2 below; (iii) add a concentration limit exception, as set forth in Section 2.3 below; (iv) modify the interest rate, as set forth in Section 2.4 below; (v) modify a certain provision relative to collections, as set forth in Section 2.5 below; (v) waive the Designated TNW Default identified, and as set forth, in Section 2.6 below; and (vii) modify the Tangible Net Worth financial covenant, as set forth in Section 2.7 below; in each case, all as more fully set forth herein.
     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement. The term “December 2006 Amendment Date” as defined in the preamble to this Amendment hereby is incorporated into the Loan Agreement.

     2. Amendments to Loan Documents.
          2.1 Modification of Borrowing Base. The definition of “Borrowing Base” set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
    “Borrowing Base” is (a) 85% of Eligible Accounts (subject to the following proviso, the “A/R Borrowing Base Component”), plus (b) the lesser of 30% (subject to the following proviso) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or $500,000, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.
          2.2 Modification of Phase I and Phase II; Acknowledgment.
               (a) Section 1A of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
    1A. PHASE I AND PHASE II
    As used herein, the term “Phase I” means: (a) the period commencing on the December 2006 Amendment Date and ending on the day immediately preceding (if ever) the first date after the December 2006 Amendment Date on which Bank receives the most recent Transaction Report under Section 6.2(a) (each such date, an “A/R Borrowing Base Component Determination Date”) indicating that the sum of (i) the aggregate amount of outstanding Advances, plus (ii) any and all reserves that the Bank has placed against loan availability in accordance with the terms and conditions of this Agreement, exceeds 50% of the then extant A/R Borrowing Base Component (the “Revolver Usage Threshhold”); and (b) with respect to any Phase I Reset Date, the period commencing on such Phase I Reset Date and ending on the day immediately preceding (if ever) the first A/R Borrowing Base Component Determination Date after such Phase I Reset Date that the sum of (i) the aggregate amount of outstanding Advances, plus (ii) any and all reserves that the Bank has placed against loan availability in accordance with the terms and conditions of this Agreement, again exceeds the Revolver Usage Threshhold.
    As used herein, the term “Phase II” means: (a) the period commencing on the first A/R Borrowing Base Component Determination Date (if ever) after the December 2006 Amendment Date that the sum of (i) the aggregate amount of outstanding Advances, plus (ii) any and all reserves that the Bank has placed against loan availability in accordance with the terms and conditions of this Agreement, exceeds the Revolver

Usage Threshhold (the “Initial Phase II Trigger Date”) and ending on the first A/R Borrowing Base Component Determination Date (if ever) following 1 entire calendar month after the Initial Phase II Trigger Date during which the sum of (i) the aggregate amount of outstanding Advances, plus (ii) any and all reserves that the Bank has placed against loan availability in accordance with the terms and conditions of this Agreement, at all times does not exceed the Revolver Usage Threshhold (such first A/R Borrowing Base Component Determination Date, the “Initial Phase I Reset Date”); and (b) with respect to any Phase I Reset Date, the period commencing on the first A/R Borrowing Base Component Determination Date (if ever) after such Phase I Reset Date that the sum of (i) the aggregate amount of outstanding Advances, plus (ii) any and all reserves that the Bank has placed against loan availability in accordance with the terms and conditions of this Agreement, again exceeds the Revolver Usage Threshhold (such first A/R Borrowing Base Component Determination Date, a “Subsequent Phase II Trigger Date”) and ending on the first A/R Borrowing Base Component Determination Date (if ever) following 1 entire calendar month after such Subsequent Phase II Trigger Date during which the sum of (i) the aggregate amount of outstanding Advances, plus (ii) any and all reserves that the Bank has placed against loan availability in accordance with the terms and conditions of this Agreement, at all times does not exceed the Revolver Usage Threshhold (such first A/R Borrowing Base Component Determination Date, a “Subsequent Phase I Reset Date”).
    As used herein, the term “Phase I Reset Date” means, individually and collectively, the Initial Phase I Reset Date and any Subsequent Phase I Reset Date.
    As used herein, the term “Phase II Trigger Date” means, individually and collectively, the Initial Phase II Trigger Date and any Subsequent Phase II Trigger Date.
          (b) Without limiting the generality of Section 3.2 below, Borrower and Bank hereby acknowledge and agree that the as-modified definitions of “Phase I” and “Phase II” effected by Section 2(a) above shall apply to the following provisions of the Loan Agreement (as applicable): Section 2.3(g) [regarding float]; Section 2.4(e) [regarding collateral monitoring fee]; Section 6.2(a)(i) [regarding Transaction Reports]; and Section 6.3(c) [regarding collections].

          2.3 Addition of Concentration Limit Exception. Clause (d) of the Minimum Eligibility Requirements set forth within the definition of “Eligible Accounts” in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
    (d) Accounts with respect to an Account Debtor (including Affiliates thereof) whose total obligations owing to Borrower exceed twenty-five percent (25%) of all Accounts owing to Borrower from all Account Debtors (including Affiliates thereof), to the extent of the obligations owing by such Account Debtor (including Affiliates thereof) in excess of such percentage, unless Bank approves in writing; provided, however, that in the case of the Account Debtor known as Advanced Medical Partners, Inc. (including Affiliates thereof), the foregoing percentage shall be thirty-five percent (35%) before the excess would be deemed ineligible under this clause (d);
          2.4 Modification of Interest Rate. Section 2.3(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
    (a) Interest Rate; Obligations. Subject to Section 2.3(b), the amounts outstanding under the Revolving Line and the Term Loan shall accrue interest at a per annum rate equal to the Loan Margin above the Prime Rate, which interest shall be payable monthly. As used herein, the term “Loan Margin” means, as of any date of determination, 1.50 percentage points.
          2.5 Modification regarding Collections. Section 6.3(c) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
    (c) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, Accounts in trust for Bank, and, at all times during Phase II or upon the occurrence and during the continuation of a Default or an Event of Default (and without limitation of all rights and remedies of Bank upon the occurrence and during the continuation of a Default or an Event of Default), Borrower shall immediately deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof. Bank may, in its good faith business judgment, require that all proceeds of Accounts be deposited by Borrower into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify in its good faith business judgment. At all times during Phase I, and so long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to maintain access to the proceeds and payments on Accounts in its deposit accounts at Bank in the ordinary course of business and such payments and proceeds will not be applied, as a matter of course, to the outstanding Obligations as would otherwise apply thereto under all other circumstances hereunder.

          2.6 Limited Waiver of Designated TNW Default. Bank and Borrower hereby agree that the failure of Borrower to comply with the Minimum Tangible Net Worth financial covenant required under Section 6.9(a) of the Loan Agreement (as in effect immediately prior to the effectiveness of this Amendment) solely for the months ended September 30, 2006, October 31, 2006, and November 30, 2006, respectively (individually and collectively, the “Designated TNW Default”) hereby is waived. It is understood, however, that the foregoing waiver of the Designated TNW Default does not constitute a waiver of the aforementioned covenant with respect to any other date or time period, or of any other provision or term of the Loan Agreement or any other Loan Document, nor an agreement to waive in the future such covenant with respect to any other date or time period or any other provision or term of the Loan Agreement or any other Loan Document.
          2.7 Modification of Tangible Net Worth Financial Covenant. Section 6.9(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:
    (a) Tangible Net Worth. A Tangible Net Worth of at least the sum of the following (the “Required TNW Amount”): (a) the TNW Base Amount (as defined below), plus (b) 25% of all consideration received after September 30, 2006 for issuances of Endocare’s equity securities and the principal amount of Subordinated Debt of the Borrower, plus (c) 25% of the Endocare’s positive consolidated Net Income in each fiscal quarter ending after September 30, 2006.
As used herein, the term “TNW Base Amount” means, as of any date of determination:
(a) $2,500,000 with respect to the month ending November 30, 2006;
(b) $2,500,000 with respect to the month ending December 31, 2006;
(c) $1,500,000 with respect to the month ending January 31, 2007; and
(d) $1,000,000 with respect to the month ending February 28, 2007.

Increases in the Required TNW Amount based on consideration received for equity securities and Subordinated Debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Required TNW Amount based on Net Income shall be effective on the last day of the fiscal quarter in which such Net Income is realized, and shall continue effective thereafter. In no event (except for step-downs ( if any) in the TNW Base Amount as expressly set forth in the definition thereof) shall the Required TNW Amount be decreased from one fiscal period to another subsequent fiscal period.
     3. Limitation of Amendments.
          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, as amended hereby (as applicable), are hereby ratified and confirmed and shall remain in full force and effect.
     4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;
          4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, have been duly authorized;

          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     5. Fee. In consideration for Bank entering into this Amendment, Borrower shall pay Bank a fee of $2,000 concurrently with the execution and delivery of this Amendment, which fee shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge said fee to Borrower’s loan account.
     6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     7. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.
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     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

ENDOCARE, INC.

By	/s/ Michael R. Rodriguez

Name:	Michael R. Rodriguez

Title:	SVP, Finance & Chief Financial Officer

SILICON VALLEY BANK

By	/s/ Derek R. Brunelle

Name:	Derek R. Brunelle

Title:	Vice President